EXHIBIT 10.4

APOGEE ENTERPRISES, INC.

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(2005 Restatement)

(Amended and Restated Effective as of January 1, 2005)

APOGEE ENTERPRISES, INC.

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(2005 Restatement)

TABLE OF CONTENTS

Page
SECTION 1.	ESTABLISHMENT AND PURPOSE			1

	1.1.	Establishment
	1.2.	Purpose

SECTION 2.	DEFINITIONS			1

	2.1.	Definitions
		2.1.1.	Board
		2.1.2.	Committee
		2.1.3.	Common Stock
		2.1.4.	Company
		2.1.5.	Deferral Election Form
		2.1.6.	Deferred Payment Form
		2.1.7.	Deferred Stock Account
		2.1.8.	Election Amount
		2.1.9.	Eligible Director
		2.1.10.	Fair Market Value
		2.1.11.	Fees
		2.1.12.	Incentive Amount
		2.1.13.	Maturity Date
		2.1.14.	Non-Employee Director
		2.1.15.	Participant
		2.1.16.	Participating Director
		2.1.17.	Plan
		2.1.18.	Plan Year
		2.1.19.	Retainer
		2.1.20.	Stock Deferral Election
		2.1.21.	Termination from Board
	2.2.	Gender and Number

SECTION 3.	ELIGIBILITY FOR PARTICIPATION			3

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SECTION 4.	ELECTION TO DEFER RECEIPT OF RETAINER AND FEES		3

	4.1.	Election to Receive Common Stock at a Later Date in Lieu of Cash
	4.2.	Credits to Deferred Stock Account
	4.3.	Manner of Making Deferral Election
	4.4.	Dividend Credit
	4.5.	Fair Market Value
	4.6.	Termination of Service as a Director

SECTION 5.	SHARES AVAILABLE FOR ISSUANCE		5

	5.1.	Maximum Number of Shares Available
	5.2.	Adjustments to Shares

SECTION 6.	DEFERRAL PAYMENT AND ISSUANCE OF COMMON STOCK		5

	6.1.	Maturity of Deferred Stock Account
	6.2.	Form of Deferral Payment
	6.3.	Payment of Deferred Stock Accounts in a Lump Sum
	6.4.	Payment of Deferred Stock Accounts in Installments
	6.5.	Payment of Deferred Stock Accounts – Change of Control

SECTION 7.	DESIGNATION OF BENEFICIARIES		6

	7.1.	Right to Designate
	7.2.	Failure of Designation
	7.3.	Disclaimers by Beneficiaries
	7.4.	Definitions
	7.5.	Special Rules
	7.6.	No Spousal Rights
	7.7.	Death Prior to Full Distribution
	7.8.	Facility of Payment

SECTION 8.	NONTRANSFERABILITY		9

SECTION 9.	LIMITATION ON RIGHTS OF ELIGIBLE DIRECTORS AND PARTICIPATING DIRECTORS		9

	9.1.	Service as a Director
	9.2.	Nonexclusivity of the Plan

SECTION 10.	PLAN AMENDMENT, MODIFICATION AND TERMINATION		10

SECTION 11.	PARTICIPANTS ARE GENERAL CREDITORS OF THE COMPANY		10

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SECTION 12.	CHANGE OF CONTROL		11

	12.1.	Change of Control
	12.2.	Continuing Director

SECTION 13.	CLAIMS PROCEDURE		12

	13.1.	Original Claim
	13.2.	Claims Review Procedure
	13.3.	General Rules

SECTION 14.	MISCELLANEOUS		14

	14.1.	Securities Law and Other Restrictions
	14.2.	Governing Law
	14.3.	ERISA Administrator
	14.4.	Service of Process
	14.5.	Administrative Determinations
	14.6.	Rules and Regulations
	14.7.	Errors in Computations
	14.8.	ERISA Status
	14.9.	IRC Status

APOGEE ENTERPRISES, INC.

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(2005 Restatement)

SECTION 1

ESTABLISHMENT AND PURPOSE

1.1. Establishment. Apogee Enterprises, Inc., a Minnesota corporation, together with any and all subsidiaries established effective as of January 31, 1998, a deferred compensation plan for the non-employee members of its Board which shall be known as the Deferred Compensation Plan for Non-Employee Directors (hereinafter called the “Plan”). Apogee reserved to itself, by action of the Compensation Committee of the Board of Directors, to amend this Plan and has done so on prior occasions. By the adoption of this 2005 Restatement, Apogee does hereby completely amend and restate the terms of the Plan in this Plan Statement.

1.2. Purpose. The purpose of this Plan is to provide a means whereby amounts payable by the Company to its Non-Employee Directors for services as a member of the Company’s Board may be deferred to some future period. It is also the purpose of this Plan to motivate such Non-Employee Directors to continue to make contributions to the growth and profits of the Company and to increase their ownership of shares of Common Stock, and thereby align their interests in the long-term success of the Company with that of the other shareholders. This will be accomplished by allowing each Participating Director to elect voluntarily to receive all or a portion of his or her retainer and fees in the form of shares of deferred Common Stock pursuant to an irrevocable election made under this Plan.

SECTION 2

DEFINITIONS

2.1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

2.1.1. Board — the Board of Directors of the Company.

2.1.2. Committee — the Compensation Committee of the Board, which Committee is composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended).

2.1.3. Common Stock — the common stock, par value $0.33 1/3 per share, of Apogee Enterprises, Inc.

2.1.4. Company — Apogee Enterprises, Inc., a Minnesota corporation, together with all its subsidiaries.

2.1.5. Deferral Election Form — the irrevocable election to defer the receipt of Fees and Retainer as provided for in Section 4.3 of this Plan.

2.1.6. Deferred Payment Form — the irrevocable payment election of the Participant’s Deferred Stock Account.

2.1.7. Deferred Stock Account — the account established pursuant to Section 4.2 of this Plan.

2.1.8. Election Amount — the amount of the Retainer and Fees the Participating Director elects to defer as set forth in Section 4.1 of this Plan.

2.1.9. Eligible Director — any Non-Employee Director of the Company as set forth in Section 3 of this Plan.

2.1.10. Fair Market Value — the value as set forth in Section 4.5 of this Plan.

2.1.11. Fees — the amount payable to a Director for attendance at Board meetings or meetings of committees of the Board.

2.1.12. Incentive Amount — 10% of the Election Amount that is designated an added benefit given to Participating Directors from the Company as set forth in Section 4.1 of this Plan.

2.1.13. Maturity Date — the date set forth in Section 6.1 of this Plan.

2.1.14. Non-Employee Director — an individual who is a member of the Board but who is not an employee of the Company or any of its subsidiaries.

2.1.15. Participant — a person who is a Non-Employee Director who has elected to defer such fees and retainers under this Plan, or a person who, prior to the time of Termination from Board had elected to defer such compensation under this Plan and who retains, or whose beneficiaries retain, benefits under the Plan and in accordance with its terms.

2.1.16. Participating Director — has the meaning set forth in Section 4.1.

2.1.17. Plan — this Deferred Compensation Plan, as it may be amended from time to time.

2.1.18. Plan Year — the 12-month period beginning January 1 and ending December 31. There was a short Plan Year from July 1-December 31, 2005. Plan Years prior to July 1, 2005, began on July 1 and ended June 30 of each year.

2.1.19. Retainer — the annual amount payable to a Director for services rendered as a Director.

2.1.20. Stock Deferral Election — the election made pursuant to Section 4.1 of this Plan.

2.1.21. Termination from Board — a Participant’s membership on the Board terminates under any circumstances. However when the term “Termination from Board” is used in the Plan Statement in connection with Post 2004 Account, it shall be construed to have the same meaning consistent with the term “Separation from Service” as used in section 409A of the Code.

2.2. Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

SECTION 3

ELIGIBILITY FOR PARTICIPATION

Any Non-Employee Director of the Company shall be eligible to participate in this Plan (an “Eligible Director”). In the event a Participant no longer meets the requirements for participation in this Plan, the Participant shall become an inactive Participant, retaining all the rights described under this Plan, except the right to make any further deferrals, until the time that the Participant again becomes an active Participant or receives a complete distribution of the Participant’s Deferred Stock Account.

SECTION 4

ELECTION TO DEFER RECEIPT OF RETAINER AND FEES

4.1. Election to Receive Common Stock at a Later Date in Lieu of Cash. On forms provided by the Company, each Eligible Director who decides to participate may irrevocably elect to defer receipt of cash equal to 25%, 50%, 75% or 100% of the sum of the annual Retainer and any Fees. The amounts to be deferred will be in the form of a Common Stock credit to the Participating Director’s Deferred Stock Account, as set forth in Section 4.2 hereof, for the amount of the Retainer and Fees the Participating Director elects to defer plus an amount equal to 10% of the Election Amount designated as an incentive benefit given to Participating Directors from the Company. The Stock Deferral Election shall be made pursuant to Section 4.3. Any Stock Deferral Election may only be amended or revoked for a subsequent Plan Year, by completing a new Deferral Election Form and filing it with the Company prior to the beginning of such Plan Year as provided in Section 4.3.

4.2. Credits to Deferred Stock Account. Credits to each Participant’s Deferred Stock Account shall be made quarterly as of the last business day of each calendar quarter. The amount credited for each quarter shall include the Fees earned by the Participating Director for meetings attended during the calendar quarter and 25% of the amount of the annual Retainer for the applicable Plan Year for which the Participating Director chose to defer receipt of cash, plus the Incentive Amount described in Section 4.1. The credit to the Deferred Stock Account shall be in the form of stock units in a number equal to the number of shares of Common Stock having a Fair Market Value, as defined in Section 4.5, equal to the amount of the Retainer and Fees so elected for deferral for the applicable quarter plus the Incentive Amount. Amounts credited to the Deferred Stock Accounts shall be rounded to the nearest one-hundredth share. In the event that a Participating Director elects to defer less than 100% of the Retainer and Fees in shares of Common Stock, he shall receive the balance of the payment in cash.

4.3. Manner of Making Deferral Election. A Participating Director may elect to defer payment of the Retainer and payment of Fees pursuant to this Plan by filing, at any time prior to the beginning of a Plan Year (or by such earlier date as the Administrative Committee shall determine), an irrevocable election with the Company on a form provided for that purpose, except that any person who is first elected to the Board after the beginning of a Plan Year may make a Stock Deferral Election for that Plan Year within thirty (30) days of becoming eligible to participate in this Plan. The Deferral Election Form shall specify an amount to be deferred expressed as a percentage of the Participating Director’s Retainer and Fees. In all circumstances, the first credit to a Participant’s Deferred Stock Account will only include the Retainer and Fees for services performed after the effective date of the Deferral Election Form.

4.4. Dividend Credit. Each time a cash dividend is paid on the Common Stock of the Company, the Participating Director shall receive a credit of stock units to Participating Director’s Deferred Stock Account as of the last business day of the calendar quarter in which the dividend was paid. The number of stock units credited shall be the number equal to that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a Fair Market Value, as defined in Section 4.5, on the last business day of the applicable calendar quarter equal to the amount of the dividend that would have been payable on the number of shares of Common Stock equal to the number of stock units credited to the Participating Director’s Deferred Stock Account on the dividend record date.

4.5. Fair Market Value. For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of the Common Stock on the Nasdaq Stock Market (or other exchange on which the shares of Common Stock are then listed and primarily traded) on the applicable crediting date or payment date.

4.6. Termination of Service as a Director. If a Participating Director leaves the Board before the conclusion of any calendar quarter, the Participating Director will be paid the quarterly installment of the Retainer and Fees entirely in cash, notwithstanding that a Stock Deferral Election made by such Participating Director is on file with the Company. The date of termination of a Participating Director’s service as a Director of the Company will be deemed to be the date of termination recorded on the personnel or other records of the Company.

SECTION 5

SHARES AVAILABLE FOR ISSUANCE

5.1. Maximum Number of Shares Available. The maximum number of shares of Common Stock that will be available for issuance under this Plan will be 200,000 shares, subject to any adjustments made in accordance with the provisions of Section 5.2. The shares of Common Stock available for issuance under this Plan shall be authorized but unissued shares.

5.2. Adjustments to Shares. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend, an appropriate adjustment will be made in the number and/or kind of securities available for issuance under this Plan to prevent either the dilution or the enlargement of the rights of the Eligible Directors and Participating Directors.

SECTION 6

DEFERRAL PAYMENT AND ISSUANCE OF COMMON STOCK

6.1. Maturity of Deferred Stock Account. A Participant’s account shall become payable to (or with respect to) a Participant upon the earliest of, or upon the occurrence of, one of the following events (the “Maturity Date”), as elected by the Participant in the Deferral Election Form:

(a)	The Participant’s Termination from Board,

(b)	A date selected by the Participant,

(c)	The Participant reaches seventy (70) years of age, or

(d)	The Participant’s death.

6.2. Form of Deferral Payment. At the time of making the Stock Deferral Election, each Participating Director shall also complete a deferral payment election specifying one of the payment options described in Sections 6.3 and 6.4, and an election pursuant to Section 6.1 for the Maturity Date. The deferral payment election shall be irrevocable as to all amounts credited to the Participating Director’s Deferred Stock Account. The Participating Director may change the deferral payment election by completing a Deferred Payment Form and filing it with the Company, such change will only apply to deferrals credited in a subsequent Plan Year.

6.3. Payment of Deferred Stock Accounts in a Lump Sum. Unless a Participating Director elects to receive payment of the Participating Director’s Deferred Stock Account in installments as described in Section 6.4, credits to a Participating Director’s Deferred Stock Account shall be payable in full on the first business day of the calendar year following the Maturity Date. If the provisions of Section 7 become applicable and a Participating Director’s designated beneficiary or beneficiaries are entitled to receive payment, such distributions shall, in all cases, be made in a lump sum in accordance with this Section and not Section 6.4 of this Plan. All payments shall be made in shares of Common Stock, with one share of Common Stock issued for each stock unit credited to the Participating Director’s Deferred Stock Account, plus cash in lieu of any fractional share.

6.4. Payment of Deferred Stock Accounts in Installments. A Participating Director may elect to have the Participating Director’s Deferred Stock Account paid in annual installments following the Maturity Date. All payments shall be made in shares of Common Stock, with one share of Common Stock issued for each stock unit credited to the Participating Director’s Deferred Stock Account, plus cash in lieu of any fractional share. All installment payments shall be made annually beginning on the first business day of the calendar year following the Maturity Date, with subsequent installments paid on the first business day of each subsequent calendar year. The amount of each installment payment shall be computed as the number of stock units credited to the Participating Director’s Deferred Stock Account on the relevant installment payment date, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed 10) minus the number of installments previously paid. Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of stock units then credited to the Participating Director’s Deferred Stock Account, together with cash in lieu of any fractional share.

6.5. Payment of Deferred Stock Accounts – Change of Control. Notwithstanding Sections 6.3 and 6.4, in the event of a Change of Control (as defined in Section 12), credits to a Participating Director’s Deferred Stock Account immediately prior to the effective time of the transaction constituting the Change of Control shall be paid in full to the Participating Director or the Participating Director’s beneficiary or estate, as the case may be, either in whole shares of Common Stock (together with cash in lieu of a fractional share) or, if the holders of Common Stock generally are to receive other consideration in such Change of Control transaction, in the consideration per share of Common Stock to be received by such holders of Common Stock, in either case, on the business day immediately after the effective date of the transaction.

SECTION 7

DESIGNATION OF BENEFICIARIES

7.1. Right to Designate. Each Participant may designate, upon forms to be furnished by and filed with the Plan Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant’s Deferred Stock Account in the event of such Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Company during the Participant’s lifetime.

7.2. Failure of Designation. If a Participant:

(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Deferred Stock Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

7.3. Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Deferred Stock Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Deferred Stock Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Deferred Stock Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Company after the date of the Participant’s death but not later than one hundred eighty (180) days after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Company. A disclaimer shall be considered to be delivered to the Company only when actually received by the Company. The Company shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Company.

7.4. Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

7.5. Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)	If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)	The automatic Beneficiaries specified in Section 7.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)	If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Plan Administrator after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)	Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)	Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The Company shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

7.6. No Spousal Rights. Prior to the death of the Participant, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.7. Death Prior to Full Distribution. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Deferred Stock Account which are payable to the Beneficiary (and shall not be paid to the Participant’s estate).

7.8. Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under this Plan, payment shall be made, if the Company shall be advised of the existence of such condition:

(a)	to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(b)	to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Company that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Company therefor.

SECTION 8

NONTRANSFERABILITY

In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or of a Beneficiary. Prior to the time of payment hereunder, a Participant or Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan nor shall such rights be assigned or transferred by operation of the law.

SECTION 9

LIMITATION ON RIGHTS OF ELIGIBLE DIRECTORS AND

PARTICIPATING DIRECTORS

9.1. Service as a Director. Nothing in this Plan will interfere with or limit in any way the right of the Board or the Company’s shareholders to remove an Eligible Director or Participating Director from the Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Board or the Company’s shareholders have retained or will retain an Eligible Director or Participating Director for any period of time or at any particular rate of compensation.

9.2. Nonexclusivity of the Plan. Nothing contained in this Plan is intended to effect, modify or rescind any of the Company’s existing compensation plans or programs or to create any limitations on the Board’s power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

SECTION 10

PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may suspend or terminate this Plan at any time. The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests; provided, however, that no amendments to this Plan will be effective without approval of the Company’s shareholders, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended, or the rules of the Nasdaq Stock Market (or other exchange on which the shares of Common Stock are then listed and primarily traded). Following a termination of the Plan, Deferred Stock Accounts shall remain in the Plan until the Participant becomes eligible for the benefits under Section 6. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Notwithstanding the foregoing, to the extent permissible under section 409A of the Code and the related Treasury regulations and guidance, if there is a termination of the Plan with respect to all Participants, the Board shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to immediately pay all benefits in a lump sum following such termination of the Plan.

SECTION 11

PARTICIPANTS ARE GENERAL CREDITORS OF THE COMPANY

The Participating Directors and Beneficiaries thereof shall be general unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor’s trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any Beneficiary thereof shall have a legal, beneficial or security interest therein.

SECTION 12

CHANGE OF CONTROL

12.1. Change of Control. A “Change in Control” shall mean:

(a)	a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:

(i)	the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger; or

(ii)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(b)	any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities;

(c)	the Continuing Directors (as defined in Section 12.2 hereof) cease to constitute a majority of the Company’s Board; or

(d)	the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

Notwithstanding the foregoing, none of the foregoing event(s) shall constitute a Change of Control unless such event(s) constitute a Change of Control as defined in section 409A of the Code, any regulations and other guidance in effect from time to time thereunder, including without limitation, Notice 2005-1.

12.2. Continuing Director. “Continuing Director” shall mean any person who is a member of the Board of the Company, who is not an Acquiring Person (as hereinafter defined) or an

Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (a) was a member of the Board on the date, as of which this Plan first became effective or (b) subsequently becomes a member of the Board, if such person’s initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 12.2: “Acquiring Person” shall mean any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any executive benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

SECTION 13

CLAIMS PROCEDURE

Without limiting the generality of the following, an application for benefits under Section 3 shall be processed as a claim for the purposes of this section.

13.1. Original Claim. Any person may file with the Committee a written claim for benefits under this Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether his or her claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

(a)	the specific reasons for the denial;

(b)	the specific references to the pertinent provisions of the Plan Statement on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the claims review procedure set forth in this section.

13.2. Claims Review Procedure. Within sixty (60) days after receipt of notice that his or her claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

13.3. General Rules.

(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)	All decision on claims and on requests for a review of denied claims shall be made by the Committee.

(c)	The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)	Claimants may be represented by a lawyer or other representative (at their own expense), but the Committee reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to receive copies of notices sent to the claimant.

(e)	The decision of the Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)	Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan Statement and all other pertinent documents in the possession of Apogee.

(g)	The Committee may permanently or temporarily delegate all or a portion of its authority and responsibility under this Section to a another committee or to an individual.

(h)	The procedures and remedies herein are not exclusive. Subsequent to a Change in Control, a Participant or surviving spouse of a Participant shall not be required to exhaust these administrative remedies. If there is litigation regarding the benefits payable to or with respect to a Participant, then notwithstanding Section 7.4, determinations made by the Committee subsequent to a Change in Control (even if such determinations relate to events occurring wholly or partially before the Change in Control) shall not be afforded any deference and the matter shall be heard de novo.

(i)	If any Participant successfully litigates, in whole or in part, any claim for benefits under this Plan, the court shall award reasonable attorney’s fees and costs of the action to the Participant.

SECTION 14

MISCELLANEOUS

14.1. Securities Law and Other Restrictions. Notwithstanding any other provision of this Plan or any Stock Deferral Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Company deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

14.2. Governing Law. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

14.3. ERISA Administrator. The Company shall be the plan administrator of this Plan.

14.4. Service of Process. In the absence of any designation to the contrary by the Company, the Secretary of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding including arbitration, involving this Plan.

14.5. Administrative Determinations. The Committee shall make such determinations as may be required from time to time in the administration of this Plan. The Committee shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and others, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

14.6. Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

14.7. Errors in Computations. The Company nor the Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any

Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to Apogee, and used by the Company in determining the benefit. Apogee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment by offset or other legal process).

14.8. ERISA Status. This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

14.9. IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan. The rules of section 409A of the Code shall apply to this Plan to the extent applicable and this Plan Statement shall be construed and administered accordingly. The Company nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with any Code section.